Exhibit 10.6

Equity Pledge Agreement

Among

Shanghai Jiamu Investment Management Co., Ltd,

Wangfeng Yan

And

Hangzhou Wangbo Investment Management

Co., Ltd.

Effective Date : December 10, 2019

Equity Pledge Agreement

This Equity Pledge Agreement (“This Agreement”) is made and entered into this on May 15, 2020 in Hangzhou, People’s Republic of China (“PRC”).

BETWEEN:

Party A: Shanghai Jiamu Investment Management Co., Ltd, (the “Pledgee”), a foreign-owned enterprise that is established and exists under the law of PRC, located in Shanghai City.

Party B: Wangfeng Yan (the “Pledgor”), citizen of People’s Republic of China, shareholders of Party C holding 5% shares, and;

Party C: Hangzhou Wangbo Investment Management Co., Ltd., an LLC that is established and exists under the law of PRC, located in Hangzhou City.

In this Agreement, Pledgee, Pledgor and Party C is one party each, collectively “all parties”.

WHEREAS,

1.	Pledgor is citizen of People’s Republic of China, holding 5% shares of Party C at the time of signing this Agreement.

2.	Party C is a LLC established and registered in Hangzhou, China. Party C desires to confirm rights and obligations of Pledgor and Pledgee under this Agreement and agrees to provide necessary assistance to complete pledge registration procedure.

3.	Pledgee is a foreign-invested enterprise registered under law of PRC.

4.	Pledgor, Pledgee and/or Party C have entered into several cooperation agreements, in order to ensure that Pledgor can fulfill its obligations under this Agreement in time, the Pledgor agrees to provide pledge guarantee with all the shares of Party C Pledgor holds.

NOW THEREFORE, towards decision-making by consensus, all parties agree as follows:

1.	Definitions

In this Agreement, except for otherwise stated specified, the following defined terms shall have the following meaning:

1.1.	“Pledge” means collateral rights granted to Pledgee in accordance with Section 2 by Pledgor, i.e. Pledgee’s prior rights of compensation when the pledged shares are auctioned or sold.

1.2.	“Stock Equity” means all current and future shares of Party C held by Pledgor .

1.3.	“Pledge Period” means the period starts from the effective date of this Agreement and ends in the termination date of all cooperation documents.

1.4.	“Event of Default” has the meaning set out in Section 7.

1.5.	“Default Notification” means a notification declaring event of default under this agreement sent by pledgor.

2.	Pledge

Pledgor hereby agrees to pledge all current and future shares of Party C held by Pledgor to Pledgee, in order to guarantee that Pledgor and/or Party C will fulfill responsibilities and obligations, and will let Pledgee obtain all rights and interests under the following Agreements:

a.	Exclusive Management Consulting and Technology Agreement dated as of December 10, 2019 and its supplemental agreements (if available) between Pledgee and Party C.

b.	Exclusive Call Option Agreement dated as of May 15, 2020 and its supplemental agreements (if available) among Pledgee, Pledgor and Party C ( Effective as of December 10,2019).

c.	Proxy Agreement dated as of May 15, 2020 and its supplemental agreements (if available) between Pledgee and Pledgor ( Effective as of December 10,2019).

Collectively, the “cooperation agreements”.

3.	Pledge Registration

Pledgor and Party C should register the pledged securities in Party C’s shareholder list within three (3) Business Days after signing this Agreement, and submit application for pledge registration to relevant government departments within ten (10) Business Day after signing this Agreement.

All parties hereby acknowledges and agrees that all parties, together with other shareholders of Party C should provide this Agreement or an equity pledge agreement (the “Administrative Pledge Agreement”) faithfully reflecting pledge information under this Agreement to industrial and commercial administrative department as requested by local administrative departments, in order to complete administrative registration procedure. For items not stated in the Administrative Pledge Agreement, this Agreement shall prevail. Pledgor and Party C should submit all necessary documents and complete all necessary procedures as requested by industrial and commercial administrative department under laws and regulations of China, in order to obtain registration as soon as possible after submitting application.

In the event of failure to complete equity pledge registration because of administrative departments, Pledgor and Party C hereby promise: once the administrative departments agrees to issue pledge registration, Pledgor and Party C shall make best efforts to apply for pledge registration in time.

4.	Custody

Pledgor should deliver the investment certificate issued by Party C to Pledgee for custody within three (3) Business Days after signing this Agreement, Party C should also deliver the shareholder list with pledge information to Pledgee for custody. Pledgee will keep these materials in the period of pledge under this Agreement.

5.	Pledgor Statements and Guarantee

5.1.	Pledgor is the sole legal owner of the pledged shares.

5.2.	Pledgee has the right to dispose or transfer the pledged shares in accordance with this Agreement.

5.3.	There are no liens, mortgages, encumbrance or the like, against the pledged shares, except for the pledge stated herein.

6.	Pledgor’s Commitment and Confirmation

6.1.	In the effective period of this Agreement, Pledgor promises to Pledgee that Pledgor will:

6.1.1.	Not transfer pledged shares or add any collateral or other liabilities against the pledged shares without written consent of Pledgee except for conducting Exclusive Call Opinion Agreement signed among Pledgor, Pledgee and Party C.

6.1.2.	Comply with and execute any laws and regulations about pledge rights. After receiving notification on pledge rights issued by relevant administrative departments, Pledgor shall present the said notification , guidance or suggestion to Pledgee within three (3) Business Days, follow the said notification, guidance, or suggestion, or put forward objections and statements in accordance with reasonable requirements of Pledgee or with Pledgee’s consent.

6.1.3.	If Pledgor receives any events or notifications that will impact any equity or any partial rights, or will impact Pledgor’s commitments, obligations or execution of its obligations, Pledgor shall notify Pledgee in no time.

6.2.	Pledgor agrees that the collateral rights obtained by Pledgee in accordance with this Agreement should not be interrupted or jeopardized by Pledgor or other persons through legal procedures. Pledgor guarantees to have made any proper arrangements and signed any necessary to ensure execution of this Agreement will not be adversely affected or hindered by Pledgor’ s successor, guardian, creditor, spouse or other third parties for Pledgor’ s death, loss of legal capacity, bankruptcy, divorce, or any other situations.

6.3.	Pledgor guarantees to Pledgee that Pledgor will sign honestly and promote other relevant parties to sign all right certificates , covenant as requested by Pledgee and/or take actions and promote other relevant parties to take actions as requested by Pledgee, and to facilitate the execution of rights and authorizations granted to Pledgee, sign all documents about shares ownership with Pledgee or its designee, and provide Pledgee with all notifications, orders and decisions about collateral rights.

6.4.	Pledgor guarantees to Pledgee that Pledgor will not take any dividends as of the pledged shares, such dividends should be deposited in designated bank account of Pledgor and will be used to pay off or charge against guaranteed liabilities in priority.

6.5.	In the effective period of this Equity Pledge Agreement, if Party C is liquidated or stops operation for any reason and allocated any properties or assets to Pledgor, such properties or assets should be delivered to Pledgee and used to pay off or charge against guaranteed liabilities in priority.

6.6.	Pledgor guarantees to comply with and conduct any guarantees, commitments, agreements, statements and conditions under this Agreement. If Pledgor does not conduct all or part of its guarantees, commitments, agreements, statements and conditions, Pledgor shall compensate Pledgee any loss thus caused.

7.	Event of Default

7.1.	The following events shall be deemed as event of default:

7.1.1.	Pledgor or Party C failed to fulfill responsibilities under any of the cooperation agreements timely and completely.

7.1.2.	Pledgor or Party C materially breached any terms or conditions of this Agreement.

7.1.3.	Pledgor transfer or intents to transfer the pledged shares without written consent of Pledgee.

7.2.	If Pledgor knows or finds any event described in Subsection 7.1 or any event possibly lead to occurrence of any event described in Subsection 7.1, Pledgor should notify Pledgee in written format immediately.

7.3.	Unless the event of default has been remedied as requested by Pledgee within twenty (20) days after receiving notification from Pledgor, Pledgee has the right to execute collateral rights in accordance with Section 8 of this Agreement or under appropriate law.

8.	Execution of Collateral Rights

8.1.	In the event of default as stated in Subsection 7.1 of this Agreement or other events defined as event of default by law, Pledgee has the right to auction, sell or dispose the pledged shares in other ways under proper law of People’s Republic of China.

8.2.	If Pledgee disposes pledged shares under this Agreement, Pledgor and Party should provide necessary assistance.

9.	Transfer

9.1.	Pledgor has no rights to transfer rights and obligations under this Agreement without prior consent from Pledgee.

9.2.	This Agreement shall have binding force on Pledgor and its successor and authorized assignee, and is effective on and its successors and assignees.

9.3.	Pledgee shall transfer its rights and obligations under the cooperation agreements to its assignee from time to time. In that case, the assignee have the same rights and obligations under this Agreement as the original Pledgee should have. If Pledgee transfers its rights and obligations under this Agreement, Pledgor should sign agreements and/or documents about transfer as requested by Pledgee.

9.4.	As Pledgee changes because of transfer, Pledgor should sign a new Equity Pledge Agreement with the new Pledgee as requested by Pledgee and register at relevant administrative departments. The content of the new Equity Pledge Agreement should be the same as content in this Agreement.

9.5.	Pledgor should strictly comply with terms under this Agreement and other cooperation agreements, fulfill obligation under all agreements. Pledgor will not actively or negatively take any action which could impact the effectiveness and coerciveness of this Agreement. Pledgor should not keep any rights of the pledged shares unless with Pledgee’s written instruction.

10.	Termination

This Agreement will terminate at the date when cooperation agreements terminate. All parties should make proper arrangements in advance to assist Pledgee with pledge removal procedure.

11.	Fees

Any fees and actual expenditures related to this Agreement, including without limitation, legal fees, cost of production, stamp duty and other taxes, expenses will be borne on Party C.

12.	Confidentiality

All parties agree and acknowledge that content in this Agreement, and any oral or written materials exchanged among all parties in preparation of this Agreement shall be deemed as confidential information. All confidential information thereof will be maintained confidential and will not be disclosed or reproduced in any manner whatsoever to any third parties without written consent of the other party, except: (a) any information disclosed or will be disclosed to the public (information not disclosed to the public by one part without authorization only); (b) any information should be disclosed in accordance with applicable laws and regulations, stock exchange rules, or order by government or court; or (c) any information that needed to be disclosed to shareholders, investors, legal or financial consultant regarding transaction in this Agreement, while shareholders, investors, legal or financial consultant should comply with confidentiality clauses as well. Each side should be liable for breaching the contract if staff of or agencies hired by this side breached the confidentiality clauses. This section will survive termination of this Agreement.

13.	Governing Law and Dispute Resolving

13.1.	This Agreement shall be concluded, executed, interpreted, construed, conducted, amended, terminated according to the laws of People’s Republic of China. Disputes shall be resolved according to the laws of PRC.

13.2.	If any disputes caused by interpreting and conducting this Agreement arises, all parties of this Agreement shall settle the disputes through friendly negotiation in the first place. If the disputes remain unresolved 30 days after one party send written request to resolve the disputes to the other party, any party shall submit relevant disputes to China International Economic and Trade Arbitration Commission (the “Commission” or “CIETAC”). The disputes shall be resolved solely and exclusively by means of arbitration to be conducted in Hangzhou, in Chinese language. The decision of arbitration is final and has binding force on all parties.

13.3.	To the extent permitted by law, all parties agree and authorize that the said arbitration agency has the right to make adjudication to take shares or assets of Party C as compensation, to issue injunction(if needed for business operation or mandatory assets transfer), or to make adjudication to liquidate Party C.

13.4.	To the extent permitted by law, while the arbitration court is being built or in proper conditions, all parties agree and authorize that jurisdiction court has the right to enact provisional measures to support arbitration process.

13.5.	While any dispute caused by interpreting and conducting this Agreement is in process of arbitration, all parties of this Agreement shall continue to execute other rights and fulfill other obligations under this Agreement other than the issue in dispute.

14.	Notification

14.1.	Any notice or correspondence under this Agreement shall be deemed served upon delivery by personal delivery, registered mail, pre-paid postage or business express or fax to the address hereunder. Each notice should be sent by email as well. The effective delivery date is defined as follows:

14.2.	If the notice is sent though personal delivery, express service or registered mail, pre-paid postage, the date of reception or rejection at the notice address will be deemed as Delivery Date.

14.3.	If the notice is sent by fax, the date of success delivery will be deemed as effective Delivery Date (proved by sending information automatically generated).

14.4.	Notice addresses of both parties are as follows:

Party A : Shanghai Jiamu Investment Management Co., Ltd,

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yan Sun

Telephone: +86-0571-87555830

Fax: +86-0571-87555826

Party B: Wangfeng Yan

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang.

Telephone:

Fax:

Party C: Hangzhou Wangbo Investment Management Co., Ltd.

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang.

Consignee: Yiyue Ye

Telephone:+86-0571-87555801

Fax: +86-0571-87555826

14.5.	Any party can send notice to the other parties to change the notice address according to this section.

15.	Severability

If one or more provisions of this Agreement is adjudicated invalid, illegal or unenforceable by any law or regulation, the validity, legality and enforcement of other provisions of this Agreement will not be affected or damaged. All parties should negotiate friendly to substitute legal and valid provisions to the maximum expectation of both sides for invalid, illegal or unenforceable provisions. Economic effects produced by such valid provisions should be similar with that produced by those invalid, illegal or unenforceable provisions as much as possible.

16.	Attachments

Any attachments listed in this Agreement shall be an integral part of this Agreement.

17.	Effectiveness

17.1.	Any amendments, supplements or change to this Agreement shall be effective with written documents signed or stamped by all parties.

17.2.	This Agreement is made in quadruplicate with all parties herein holding one copy each. All copies have the same legal effect.

[PORTION OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respected Officers, thereunto duly authorized as of the date first above written, and it takes effect on December 10, 2019.

PARTY A: Shanghai Jiamu Investment Management Co., Ltd,

/s/ Corporate Chop

Signature:

By:	/s/ Zhengyu Wang
Name: Zhengyu Wang
Designation: Executive Officer & General Manager

Party B: Wangfeng Yan

Signature:	/s/ Wangfeng Yan

PARTY C: Hangzhou Wangbo Investment Management Co., Ltd.

/s/ Corporate Chop

Signature:

By:	/s/ Wangfeng Yan
Name: Wangfeng Yan
Designation: Executive Officer & General Manager